Exhibit (l)

                         SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                       787 SEVENTH AVENUE                 LOS ANGELES
                            NEW YORK, NEW YORK 10019
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                             FACSIMILE 212 839 5599
 CHICAGO                         www.sidley.com                  SAN FRANCISCO

  DALLAS                          FOUNDED 1866                      SHANGHAI

  GENEVA                                                           SINGAPORE

HONG KONG                                                            TOKYO

  LONDON                                                        WASHINGTON, D.C.




                                                                   July 27, 2004

Floating Rate Income Strategies Fund II, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration by Floating Rate Income Strategies Fund II, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

      As counsel for the Fund, we are familiar with the proceedings taken by the Fund in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Charter and the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner and for the consideration referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

   SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS


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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Sidley Austin Brown & Wood LLP


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